[SUTHERLAND ASBILL & BRENNAN LLP]

April 25, 2006

EquiTrust Life Insurance Company

5400 University Avenue

West Des Moines, Iowa 50266

Re:	EquiTrust Life Variable Account
(File No. 333-31482)

Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of Post-Effective Amendment Number 10 to the registration statement on Form N-6 for EquiTrust Life Variable Account (File No. 333-31482). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ STEPHEN E. ROTH
Stephen E. Roth, Esq.